UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 3, 2007

AMERIPRISE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32525	13-3180631
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

55 Ameriprise Financial Center
Minneapolis, Minnesota	55474
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (612) 671-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure

On December 3, 2007, Ameriprise Financial, Inc. (the “Company”) announced a change in its reportable segments. We will begin reporting our financial results with the new segments beginning with our year-end 2007 results. The revised presentation of previously reported segment data, applied retroactively to all periods presented, will be officially reported in our SEC filings commencing with the Form 10-K for the year ended December 31, 2007. In connection with this effort, we are providing a narrative description of our enhanced transfer pricing methodology and a summary of the reclassifications made to previously reported balances. We believe this will facilitate comparison with how we expect to present our consolidated financial statements in our 2007 Annual Report. The reclassifications did not result in any changes to consolidated net income or shareholders’ equity. The changes resulting from an enhanced transfer pricing methodology and reclassifications are attached as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference and furnished herewith. In addition, the Company furnishes herewith, as Exhibit 99.2, Historical Financial and Metric Information.

We follow accounting principles generally accepted in the United States (“U.S. GAAP”). The financial information furnished as Exhibit 99.2 includes information on both a U.S. GAAP and non-GAAP basis.

The non-GAAP measures in Exhibit 99.2 exclude items that are a direct result of our separation from American Express Company, which consist of discontinued operations, AMEX Assurance and non-recurring separation costs. Our non-GAAP financial measures, which our management views as important indicators of financial performance, include: Adjusted earnings or net income excluding AMEX Assurance net income, income from discontinued operations, after-tax and separation costs, after-tax; Adjusted pretax margin using as the numerator pretax income excluding discontinued operations, AMEX Assurance and separation costs and as the denominator adjusted net revenue or net revenues excluding AMEX Assurance; Adjusted earnings margin using as the numerator adjusted earnings and as the denominator adjusted net revenue; Adjusted net revenue growth or net revenue growth excluding AMEX Assurance; Adjusted return on equity or return on equity excluding the impact of our separation from American Express Company using as the numerator adjusted earnings for the last 12 months and as the denominator a five-point average of equity excluding both the assets and liabilities of discontinued operations and equity allocated to expected non-recurring separation costs as of the last day of the preceding four quarters and the current quarter; Adjusted earnings per diluted share; Total expenses before separation costs for the Corporate & Other segment; Consolidated and Protection segment income statements for the year ended December 31, 2005 adjusted to exclude AMEX Assurance and separation costs; Income before income tax provision, discontinued operations and separation costs; Income tax provision before tax benefit attributable to separation costs; Income before discontinued operations and separation costs; and Separation costs, after-tax. Management believes that the presentation of these non-GAAP financial measures excluding these specific income statement impacts best reflect the underlying performance of our ongoing operations and facilitates a more meaningful trend analysis. These non-GAAP measures are also used for goal setting, certain compensation related to our annual incentive award program and evaluating our performance on a basis comparable to that used by securities analysts.

We also present in Exhibit 99.2 debt to capital ratios excluding non-recourse debt of structured entities consolidated in accordance with FIN 46(R), EITF 04-5 and other accounting literature and with a 75% equity credit for our junior subordinate debt. Management believes that the debt to capital ratios excluding this non-recourse debt better represents our capital structure.

Item 9.01               Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description

Exhibit 99.1	Changes Resulting from an Enhanced Transfer Pricing Methodology and Certain Reclassifications

Exhibit 99.2	Historical Financial and Metric Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIPRISE FINANCIAL, INC.
(Registrant)

Date: December 3, 2007	By	/s/ Walter S. Berman
Walter S. Berman
Executive Vice President and
Chief Financial Officer